UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2019

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38191 (Commission File Number)	47-3828760 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, NY 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2019, the Board of Directors (the “Board”) of Mustang Bio, Inc. (“Mustang”) adopted resolutions of the Board to ratify, approve and recommend stockholder approval of an amendment to Mustang’s Amended and Restated Certificate of Incorporation, as amended, to revise Article IV, Authorized Stock thereof in order to effect an increase in the authorized number of shares of Mustang’s common stock, par value $0.0001, from 50,000,000 to 85,000,000 (the “Amendment”). On August 16, 2019, Mustang received approval of the Amendment by written consent in lieu of a meeting from the holders of a majority of issued and outstanding shares of Mustang’s common and preferred stock.

The Amendment is described in Mustang’s Information Statement filed with the Securities and Exchange Commission on September 10, 2019 (the “Information Statement”). This description of the Amendment is qualified in its entirety by reference to the text of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”), which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Amendment became effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware on September 30, 2019.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mustang Bio, Inc., dated September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2019	Mustang Bio, Inc.
(Registrant)

	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer